Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: VIEW, INC., et al., Debtors.[1]	Chapter 11 Case No. 24-10692 (CTG) (Jointly Administered)

NOTICE OF (I) ENTRY OF AN ORDER APPROVING DISCLOSURE

STATEMENT AND CONFIRMING SECOND AMENDED JOINT

PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION

OF VIEW, INC., AND ITS DEBTOR AFFILIATES AND

(II) OCCURRENCE OF THE EFFECTIVE DATE

PLEASE TAKE NOTICE that on May 20, 2024, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered the Order (I) Approving Disclosure Statement and (II) Confirming Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of View, Inc., and Its Debtor Affiliates [Docket No. 201] (the “Confirmation Order”) (i) approving, on a final basis, the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of View, Inc., and Its Debtor Affiliates [Docket No. 16] (as amended, supplemented or otherwise modified, the “Disclosure Statement”) and (ii) confirming the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of View, Inc., and Its Debtor Affiliates [Docket No. 190] (as may be amended, supplemented or otherwise modified, the “Prepackaged Plan”).2

PLEASE TAKE FURTHER NOTICE that the Prepackaged Plan has been substantially consummated and the Effective Date of the Prepackaged Plan occurred on May 22, 2024.

PLEASE TAKE FURTHER NOTICE that the terms of the Prepackaged Plan and the provisions thereof are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, any holder of a Claim against, or Interest in, any of the Debtors and such holder’s respective successors and assigns, whether or not such Claim or Interest is Impaired under the Prepackaged Plan and whether or not such holder voted to accept or reject the Prepackaged Plan.

PLEASE TAKE FURTHER NOTICE that the Court has approved the discharge, release, exculpation, injunction, and related provisions in Article VIII of the Prepackaged Plan.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: View, Inc. (5065), View Operating Corporation (4899), and Iotium, Inc. (4600). The Debtors’ corporate headquarters is 6280 America Center Drive, Suite 200, San Jose, CA 95002.

[2]	Capitalized terms used in this notice but not otherwise defined shall have the same meaning as in the Prepackaged Plan.

PLEASE TAKE FURTHER NOTICE that, pursuant to Article II.C of the Prepackaged Plan, the deadline for filing requests for payment of Professional Fee Claims shall be thirty (30) days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that, pursuant to Article V.A of the Prepackaged Plan and the Confirmation Order, on the Effective Date, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that are: (a) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (b) previously expired or terminated pursuant to their own terms; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are the subject of a motion to reject that is pending on the Effective Date; or (e) have an ordered or requested effective date of rejection that is after the Effective Date; provided that notwithstanding anything to the contrary herein, in the Prepackaged Plan, or in the Confirmation Order, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to forty-five (45) days after the Effective Date, so long as such allocation, amendment, modification, or supplement is consistent with the Restructuring Support Agreement.

PLEASE TAKE FURTHER NOTICE that, pursuant to Article IV.B.8 of the Prepackaged Plan, on the Effective Date, Existing Equity Interests (including all Subordinated Interests) have been cancelled, released, and extinguished and will be of no further force and effect and shall receive no recovery under the Prepackaged Plan.

PLEASE TAKE FURTHER NOTICE that the Prepackaged Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Prepackaged Plan and Confirmation Order in their entirety.

PLEASE TAKE FURTHER NOTICE that the Disclosure Statement, Prepackaged Plan, and Confirmation Order may be viewed for free at Kroll’s website at https://cases.ra.kroll.com/View or for a fee on the Bankruptcy Court’s website at http://www.deb.uscourts.gov.

[Remainder of Page Intentionally Left Blank]

Dated: May 22, 2024	COLE SCHOTZ P.C.

Wilmington, Delaware	/s/ Michael E. Fitzpatrick

Patrick J. Reilley (No. 4451)

Stacy L. Newman (No. 5044)

Michael E. Fitzpatrick (No. 6797)

500 Delaware Avenue, Suite 1410

Wilmington, DE 19801

Telephone: (302) 652-3131

Facsimile: (302) 652-3117

preilley@coleschotz.com

snewman@coleschotz.com

mfitzpatrick@coleschotz.com

-and-

Michael D. Sirota (admitted pro hac vice)

David M. Bass (admitted pro hac vice)

Daniel J. Harris (admitted pro hac vice)

Matteo Percontino (admitted pro hac vice)

Court Plaza North

25 Main Street

Hackensack, NJ 07601

Telephone: (201) 489-3000

Facsimile: (201) 489-1536

msirota@coleschotz.com

dbass@coleschotz.com

dharris@coleschotz.com

mpercontino@coleschotz.com

-and-

Bryant P. Churbuck (admitted pro hac vice)

1325 Avenue of the Americas, 19th Floor

New York, NY 10019

Telephone: (212) 752-8000

Facsimile: (212) 752-8393

bchurbuck@coleschotz.com

Counsel for Debtors and
Debtors-in-Possession

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